UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2011
AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 727-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 31, 2011, AmerisourceBergen Corporation (the “Company”) initiated a commercial paper program under which the Company may from time to time issue short-term unsecured promissory notes in an aggregate amount of up to $700 million outstanding at any one time. The Company’s commercial paper program is fully backed by its existing $700 million multi-currency revolving credit agreement.
On November 1, 2011, the Company issued a news release announcing that it had completed the acquisition of TheraCom, LLC, a subsidiary of CVS Caremark Corporation, for a purchase price of $250 million, subject to customary working capital adjustments. TheraCom, LLC provides a wide range of support to pharmaceutical and biotechnology drug manufacturers, including reimbursement and patient support programs. TheraCom, LLC will become part of the AmerisourceBergen Consulting Services business unit. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
The following exhibits are filed as part of this report:

99.1	News Release, dated November 1, 2011, of AmerisourceBergen Corporation, regarding the acquisition of TheraCom, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION
Date: November 2, 2011	By:	/s/ Michael D. DiCandilo
		Name:	Michael D. DiCandilo
		Title:	Executive Vice President and Chief Financial Officer